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                                                                     Exhibit 3.1


                                     BY-LAWS

                                      -of-

                        FINANCIAL PERFORMANCE CORPORATION

                             a Delaware Corporation


                                    ARTICLE I

                                  Stockholders



            SECTION 1. Annual Meetings. The annual meeting of the stockholders shall be held at the principal office of the Corporation or at such other place at such time as may be fixed by resolution of the Board of Directors. If the date so designated falls on a legal holiday, then the meeting shall be held upon the first secular day thereafter.

            SECTION 2. Notice of Meeting. It shall be the duty of the Secretary to cause notice of each annual meeting to be mailed to each stockholder entitled to vote thereat or served personally upon him at least ten days prior to the date of the meeting but not more than sixty days prior thereto.

            SECTION 3. Special Meetings. Special meetings of the stockholders may be held at the principal office of the Corporation or at such other place as may be designated by the Board of Directors whenever called in writing by the Chairman or the President of the Corporation or by vote by a majority of the Board of Directors. Such request shall state the purpose or purposes of the meeting, and notice thereof shall be given as required by the next succeeding section.

            SECTION 4. Notice of Special Meetings. Notice of each special meeting, indicating briefly the purpose or purposes thereof, shall be served personally or mailed to each stockholder entitled to vote thereat at least ten days prior to the date of meeting but not earlier than sixty days prior thereto.

            SECTION 5. Quorum. The presence, in person or by proxy, of the holders of the majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum for the transaction of business at any annual or special meeting of stockholders.
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            SECTION 6. Adjournment of Meeting. If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by notice as above provided, for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall attend, any business may be transacted at the meeting as originally notified.

            SECTION 7. Voting. At all meetings of the stockholders, each holder of record of common stock shall be entitled to cast one vote, in person or by proxy, for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date which shall be fixed by the Board of Directors, but which shall be not less than ten days, nor more than sixty days prior to the date of the meeting. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of preferred stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Proxies shall be in writing and all proxies shall be filed with the Secretary at the meeting or any adjournment or adjournments thereof, as the Board of Directors may determine.

            SECTION 8. Inspectors of Election. At each election of directors the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualifications of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by two inspectors, who shall be appointed by the presiding officer at the meeting.

            SECTION 9. Introduction of Business at a Meeting of Stockholders. At an annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such meeting. To be properly brought before a meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c), in the case of an annual meeting, otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 75 days nor more than 90 days prior to the date of the meeting; provided, however, that if less than 75 days' notice or prior public disclosure (inclusion in any press release issued by the Corporation in accordance with its usual procedures, whether or not carried by any wire service, or inclusion in any document filed with the United States Securities and Exchange Commission, or inclusion in any mailing to the Corporation's stockholders being deemed to constitute prior public disclosure) of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (1) the day on which such notice of the date of the meeting


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was mailed or (2) the day on which such public disclosure was made.
Notwithstanding the aforesaid, the Board of Directors may by notice to stockholders given not less than twelve months prior to the meeting date indicated by the Board of Directors the latest date for stockholders to give notice as aforesaid to the Secretary in order that timely notice can then be given to the stockholders in the notice of such meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before a meeting of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, and (d) any material interest of the stockholder in such proposal.

            Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 10. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

            SECTION 10. No Action by Written Consent. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of that action by written consent have expressly been approved in advance by the Board of Directors of the Corporation.


                                   ARTICLE II

                                    Directors

            SECTION 1. Number and Classification. Subject to the rights of holders of preferred stock having a preference over the common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, if any, the number of the directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board of Directors, but shall not be less than three nor more than eleven. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes denominated Class I, Class II and Class III, Class I directors to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002, Class II directors to be originally elected for a term expiring at


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the annual meeting of stockholders to be held in 2003, and Class III directors to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2004, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified.

            SECTION 2. Term of Office. The term of office of each of the directors shall be three years, except that the initial terms of the directors commencing in 2001 shall be such as shall be designated by the Board of Directors in accordance with the Certificate of Incorporation and the Agreement of Plan and Merger, by and between Financial Performance Corporation, a New York corporation, and Financial Performance Corporation, a Delaware corporation, filed with the Delaware Secretary of State on August 7, 2001. Directors shall serve until a successor be elected and qualified.

            SECTION 3. Duties of Directors. The Board of Directors shall have the control and general management of the affairs and business of the Corporation, and they may adopt such rules and regulations for the conduct of their meetings, and management of the Corporation as they may deem proper not inconsistent with these By-Laws. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

            SECTION 4. Directors' Meetings. The annual meeting of the Board of Directors shall be held without further notice immediately following the annual meeting of stockholders, and at the same place, unless otherwise determined by the Board of Directors. Regular Meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman on at least four hours prior notice to each director, if by personal delivery, telephone, telegram or telex, or on at least three days' notice to each director, if by mail. Special meetings must be called by the Chairman upon the written request of a majority of the directors.

            A majority of the acting directors shall constitute a quorum for the transaction of business, but in the event of a quorum not being present, a less number may adjourn the meeting to some future time not more than twenty (20) days later.

            SECTION 5. Voting. At all Corporation meetings of the Board of Directors each director is to have one vote irrespective of the number of shares of stock that he or she may hold.

            SECTION 6. Vacancies. All vacancies occurring in the Board of Directors, whether caused by death, resignation or otherwise, shall be filled by the Board of Directors and the person


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so chosen shall hold office for the unexpired term of his predecessor and until a successor is elected and qualified.

            SECTION 7. Removal of Directors. Subject to the rights of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office only for cause and only by either (i) the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") then outstanding, voting together as a single class, or (ii) a resolution adopted by a majority of the entire Board of Directors and approved by the affirmative vote of the holders of at least a majority of the Voting Stock then outstanding, voting together as a single class.

            SECTION 8. Stock of other Corporations. If the Corporation shall own and hold any voting stock of any other corporation, one or more directors or executive officers or agents of this Corporation may be chosen directors of such other corporation, whether he or they be stockholders in such other corporation or not.

            SECTION 9. Telephone Meetings. Except as otherwise provided for in these By-Laws or by any provision of the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in the meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

            SECTION 10. Action by Written Consent of Board. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

            SECTION 11. Executive and Other Committees. (a) The Board of Directors may designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends, to authorize the issuance of the Corporation's capital stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, and may designate one or more other committees. The Executive Committee and each such other committee shall consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof


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present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board.

            (b) A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II, Section 4 of these By-Laws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

            SECTION 12. Nominations of Directors. Only persons nominated in accordance with the procedures set forth in this Section 12 shall be eligible for election as directors at annual meetings of stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at annual meetings of stockholders by or at the direction of the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at such annual meeting who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the date of an annual meeting; provided, however, that if less than 40 days' notice or prior public disclosure of the date of such annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (1) the day on which such notice of the date of such annual meeting was mailed or (2) the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder's notice, and (iv) any other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would otherwise be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), whether or not such information is required pursuant to Regulation 14A; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and
(ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder's notice.


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            No person shall be eligible for election as a director of the
Corporation unless nominated in accordance with the procedures set forth in this
Section 12. The Chairman of an annual meeting of stockholders shall, if the facts warrant, determine and declare to such annual meeting that a nomination was not made in accordance with the procedures prescribed by the By- Laws, and if he should so determine, he shall so declare to such annual meeting and the defective nomination shall be disregarded.

                                   ARTICLE III

                                    Officers

            SECTION 1. Elected Officers. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Executive Vice-Presidents, one or more Senior Vice-Presidents, one or more Vice-Presidents, a Secretary, a Treasurer, an Assistant Secretary and Assistant Treasurer, if and when determined by the Board of Directors, and one or more Assistant Vice Presidents, if and when determined by the Board of Directors, none of whom need be directors, except the Chairman. Any person may hold more than one office in the Corporation. Officers shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article III. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

            SECTION 2. Election of Officers. The officers of the Corporation shall be chosen annually by the Board of Directors immediately after the election of new directors, and shall hold office until their successors are duly chosen and qualified. The Board or any committee thereof may from time to time elect, or the Chairman of the Board or President may appoint, such other officers (including one or more Executive Vice-Presidents, Senior Vice-Presidents, Vice-Presidents, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Corporation.

            SECTION 3. Removal of Officers. Any officer may be removed and his successor elected at any regular or special meeting by a majority in number of the Board of Directors.

            SECTION 4. The Chairman of the Board; Chief Executive Officer. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall be the Chief Executive Officer of the Corporation. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required of him by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President, if so elected by the Board. The Directors also may elect a Vice-Chairman to act in the place of the Chairman upon his or her absence or inability to act.


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            SECTION 5. The President. The President shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President, if he or she is also a Director, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors.

            SECTION 6. Vice-Presidents. Each Senior Vice-President and Executive Vice- President and any Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

            SECTION 7. The Secretary; Assistant Secretary. The Secretary shall
(a) keep the minutes of the meeting of the Board of Directors and of the stockholders; (b) unless the Corporation shall have a transfer agent for that purpose he shall keep the stock and transfer books in such manner as to show at any time the amount of capital stock, the manner and time that same was paid in, the names of the owners thereof, and their post-office addresses, the number of shares owned by each, and keep such stock and transfer books open daily during the usual hours of business at the office of the Corporation, subject to the inspection thereof as prescribed by law; (c) may sign certificates of stock countersigned by another officer; (d) perform all other duties incident to the office of Secretary, or as are properly required of him by the Board of Directors. The Assistant Secretary shall perform the duties of the Secretary in the absence or incapacity of the Secretary.

            SECTION 8. The Treasurer; Assistant Treasurer. The Treasurer shall
(a) have the care and custody of and be responsible for the funds of the Corporation, and deposit the same in the name of the Corporation in such bank and banks as the directors may designate; (b) keep the books and records of the receipts and disbursements of the Corporation; (c) generally perform all the duties incident to the office of Treasurer, or as are properly required of him by the Board of Directors. The Assistant Treasurer shall perform the duties of the Treasurer in the absence or incapacity of the Treasurer.

            SECTION 9. The Assistant Vice-President. The Assistant Vice-President shall perform such duties assigned to him by the Chairman of the Board of Directors, the President and the Vice-President of the Corporation.

            SECTION 10. Vacancies. Vacancies in any office arising from any cause shall be filed by the Board of Directors at any regular or special meeting.

            SECTION 11. Compensation of Officers. The Officers shall receive such salary or compensation as may be determined by the Board of Directors.


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                                   ARTICLE IV
                                      Seal

            SECTION 1. The seal of the corporation shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal - Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or reproduced or otherwise.


                                    ARTICLE V

                  Checks, Contracts and Negotiable Instruments

            SECTION 1. All checks, notes, drafts, obligations, acceptances or orders for the payment of money or other negotiable instruments, and endorsements thereof, and all contracts and agreements of any kind and description, in order to be valid and binding upon the corporation, shall be signed by the President, Executive Vice-President, Senior Vice-President, Vice-President, Secretary, Assistant Secretary or Treasurer; or by such officer or officers or person or persons as the Board of Directors may from time to time by resolution designate or appoint for such purpose or purposes.

                                   ARTICLE VI

                                  Capital Stock

            SECTION 1. Certificates of Shares. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be prepared or be approved by the Board of Directors. The certificates shall be signed by the Chairman, the President or an Executive Vice-President, Senior Vice-President or a Vice-President and also by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary.

            All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books.

            All certificates surrendered to the Corporation shall be cancelled and no new certificate shall be issued until the former certificate for the same number of share shall have been surrendered and cancelled.

            SECTION 2. Transfer of Shares. Shares in the capital stock of the Corporation shall be transferred only on the books of the Corporation by the holder thereof in person, or by his attorney upon surrender and cancellation of certificates for a like number of shares.


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            SECTION 3. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as respectively, they shall deem expedient, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

            SECTION 4. Transfer Agent. Registrar. The Board of Directors may appoint a transfer agent and a registrar and may require all stock certificates to bear the signature of such transfer agent or registrar of transfers or the signature of both.

            SECTION 5. Closing of Transfer Books. The stock transfer books may be closed for meetings of the stockholders during such period, not exceeding forty-five days, as from time to time may be fixed by the Board of Directors, and during such periods no stock shall be transferable, but the Board of Directors without closing the books of the Corporation may, however, fix a day not more than forty-five days prior to the date of holding any meeting of stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at such meeting. The stock transfer books may also be closed for payment of dividends during such periods, not exceeding forty-five days, as from time to time may be fixed by the Board of Directors, but the Board of Directors without closing the books of the Corporation may declare dividends payable only to the holders of record at the close of business on any business day not more than forty-five days prior to the date on which the dividend is paid.


                                   ARTICLE VII

                                   Amendments

            SECTION 1. All By-Laws of the Corporation may be altered, amended, repealed, and new By-Laws may be made by (i) the affirmative vote of a majority of the entire Board of Directors, subject to the power of the stockholders of the Corporation to adopt by-laws and to amend or repeal by-laws adopted by the Board of Directors, in the manner set forth below, or (ii) by the affirmative vote of the holders of a majority of the issued and outstanding Voting Stock, at an annual meeting or at a special meeting called for that purpose; provided, however, that any proposed amendment or repeal of, of the adoption of any By-Law inconsistent with, Sections 3, 9 or 10 of Article I, Sections 1, 6, 7, or 12 of
Article II, or this Article VII, by the stockholders shall require the affirmative vote of the holders of at least 80% of the Voting Stock then outstanding, voting together as a single class. Only such changes as have been specified in the notice shall be made. If, however, all the stockholders shall be present at any regular or special meeting, these By-Laws may be amended by a unanimous vote, without any previous notice.


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                                  ARTICLE VIII

                                 Indemnification

            SECTION 1. Indemnification and Insurance. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware ("DGCL"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time, or otherwise) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such Proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.


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            (b) Right of Claimant to Bring Suit. If a claim under paragraph (a)
of this Section is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            SECTION 2. Contracts and Funding. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this Article VIII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VIII.

            SECTION 3. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the corporation has a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against such persons and incurred by such persons in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

            SECTION 4. Indemnification Not Exclusive Right. The right of indemnification and advancement of expenses provided in this Article VIII shall not be exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The provisions of this Article VIII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this
Article VIII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VIII, whether arising from acts or omissions occurring before or after such adoption.


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
            SECTION 5. Advancement of Expenses; Procedures. In furtherance, but not in limitation, of the foregoing provisions, the following procedures and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VIII;

            (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of a person indemnified in connection with any Proceeding (an "Indemnitee") shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses.

            (b) Written Request for Indemnification. To obtain indemnification under this Article VIII, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made within a reasonable time after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

            (c) Procedure for Determination. The Indemnitee's entitlement to indemnification under this Article VIII shall be determined (i) by the Board of Directors by a majority vote of a quorum (as defined in Article II of these By-Laws) consisting of directors who were not parties to such action, suit or Proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, but only if a majority of the disinterested directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination.


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